Report of Independent Registered Public Accounting Firm



The Board of Directors and Shareholders
AXP Variable Portfolio - Income Series, Inc.
AXP Variable Portfolio - Investment Series, Inc.
AXP Variable Portfolio - Managed Series, Inc.
AXP Variable Portfolio - Money Market Series, Inc.
AXP Variable Portfolio - Partners Series, Inc.:


In planning and performing our audits of the financial statements of RiverSource VP - Core Bond Fund, RiverSource VP - Diversified Bond Fund, RiverSource VP - Global Bond Fund, RiverSource VP - High Yield Bond Fund, RiverSource VP - Income Opportunities Fund, RiverSource VP - Short Duration U.S. Government Fund (funds within the AXP Variable Portfolio - Income Series, Inc.), RiverSource VP - Emerging Markets Fund, RiverSource VP - Growth Fund, RiverSource VP - International Opportunity Fund, RiverSource VP - Large Cap Equity Fund, RiverSource VP - Large Cap Value Fund, RiverSource VP - Mid Cap Growth Fund, RiverSource VP - New Dimensions Fund, RiverSource VP - S&P 500 Index Fund, RiverSource VP - Small Cap Advantage Fund, RiverSource VP - Strategy Aggressive Fund (funds within the AXP Variable Portfolio - Investment Series, Inc.), RiverSource VP- Balanced Fund, RiverSource VP - Diversified Equity Income Fund (funds within the AXP Variable Portfolio - Managed Series, Inc.), RiverSource VP - Cash Management Fund (fund within the AXP Variable Portfolio - Money Market Series, Inc.), RiverSource VP - Select Value Fund, RiverSource VP - Small Cap Value Fund (funds within the AXP Variable Portfolio - Partners Series, Inc.) for the year ended August 31, 2005, our audit of the financial statements of RiverSource VP - Global Inflation Protected Securities Fund (fund within the AXP Variable Portfolio - Income Series, Inc.) for the period September 13, 2004 (the date the shares became available) to August 31, 2005, and our audit of the financial statements of RiverSource VP - Mid Cap Value Fund (fund within the AXP Variable Portfolio - Investment Series, Inc.) for the period May 2, 2005 (the date the shares became available) to August 31, 2005, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of AXP Variable Portfolio - Income Series, Inc., AXP Variable Portfolio - Investment Series, Inc., AXP Variable Portfolio - Managed Series, Inc., AXP Variable Portfolio - Money Market Series, Inc., and AXP Variable Portfolio - Partners Series, Inc. are responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.
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Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness is a significant deficiency, or combination of significant deficiencies, that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2005.

This report is intended solely for the information and use of management, the Board of Directors of AXP Variable Portfolio - Income Series, Inc., AXP Variable Portfolio - Investment Series, Inc., AXP Variable Portfolio - Managed Series, Inc., AXP Variable Portfolio - Money Market Series, Inc., and AXP Variable Portfolio - Partners Series, Inc., and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    October 20, 2005